Securities and Exchange Commission on October 28, 2002


                                                     Registration No. 333-61530
================================================================================


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                       AVIATION UPGRADE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                             33-0881303
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             -----------------------

                              6550 South Pecos Road
                             Las Vegas, Nevada 89120
                                 (702) 450-0003
         (Registrant's address, including zip code and telephone number of registrant's principle executive offices)

                             -----------------------

                                  Melanie Scott
                        750 Royal Crest Circle, Suite 325
                             Las Vegas, Nevada 89109
                                 (702) 369-3063
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------


                                   Copies to:

                            Richard H. Bruck, Esquire
                        Oppenheimer Wolff & Donnelly LLP
                       840 Newport Center Drive, Suite 700
                         Newport Beach, California 92660
                                 (949) 823-6000

                          DEREGISTRATION OF SECURITIES
                    AND WITHDRAWAL OF REGISTRATION STATEMENT

                  On May 24 2001, Aviation Upgrade Technologies, Inc., a Nevada corporation (the "Company") filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, registering up to 1,533,000 shares of the Company's common stock, par value of $0.001 per share (the "Offered Shares"), 1,283,000 shares of which were to be sold from time to time by certain selling security holders and 250,000 shares of which were to be sold directly by the Company.

                  The Registration Statement, as amended by Pre-Effective Amendment No. 1 filed June 1, 2001, Pre-Effective Amendment No. 2 filed July 30, 2001, Pre-Effective Amendment No. 3 filed September 19, 2001, Pre-Effective Amendment No. 4 filed November 16, 2001, Pre-Effective Amendment No. 5 filed January 11, 2002, Pre-Effective Amendment No. 6 filed March 1, 2002, and Pre-Effective Amendment No. 7 filed March 4, 2002 was declared effective March 4, 2002 by the SEC.

                  In accordance with the undertaking of the Company set forth in
Part II of the Registration Statement, the Company hereby deregisters the Offered Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement. In addition, in accordance with Rules 477 and 478 of the Securities Act of 1933, as amended, the Company hereby withdraws the Registration Statement.

                                   SIGNATURES

              In accordance with the requirements of the Securities Act of 1933, as amended, and Rule 478, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, in the City of Newport Beach, State of California, on October 28, 2002.

                       AVIATION UPGRADE
                       TECHNOLOGIES, INC.


                       By: /s/ Torbjorn B. Lundqvist
                           --------------------------------------------------
                               Torbjorn B. Lundqvist
                               Chief Executive Officer, Principal Financial and Accounting Officer
                               and Chairman of the Board of Directors


              In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities indicated and on the date stated.


/s/ Torbjorn B. Lundqvist                                      October 28, 2002
--------------------------------------------------------
Torbjorn B. Lundqvist
Chief Executive Officer, Principal Financial and Accounting
Officer and Chairman of the Board of Directors


/s/ William S. Rhodes                                          October 28, 2002
--------------------------------------------------------
William S. Rhodes
President and Director


/s/ Dick G. Lindholm                                           October 28, 2002
--------------------------------------------------------
Dick G. Lindholm
Vice President and Director